Exhibit 99.1

FOR IMMEDIATE RELEASE

AR Capital Announces Board of Director Changes in Its Sponsored Programs

Solidifies Dedicated, Highly Skilled Management Teams for All Sponsored Programs

Executes on Previously Announced Best Practices Governance Initiatives;
Enhances ‘Investor First’ Approach

Simplifies Sponsored Programs’ Board Structure, Eliminates Overlap and Increases Board Independence

NEW YORK, Dec. 30, 2014 – AR Capital, LLC (“AR Capital”) today announced a number of important actions in connection with its previously disclosed best practices initiatives to further enhance its corporate governance profile, including changes to its sponsored programs’ boards of directors as part of its year-long ‘Investor First’ initiative.

As previously announced, AR Capital has undertaken a series of initiatives to further implement corporate governance best practices in connection with its direct investment programs, focusing on enhancing its management structures and reducing overlap among the boards of its sponsored programs. As part of these initiatives, AR Capital has:

•	Identified, hired and promoted executives to assume senior leadership positions, with the majority of these staffing changes announced several weeks ago;
•	Completed its board composition review and continued to implement significant changes to the boards of each investment program to mitigate potential conflicts, reduce complexity, and minimize overlap among directors of its sponsored programs. AR Capital will continue to focus on the appointment of additional independent directors; and
•	Created a structure that allows AR Capital to leverage the individual strengths of each of its founding partners and create maximum value for investors.

As part of these initiatives, and in order to reduce complexity, AR Capital Co-Founder, Nicholas S. Schorsch, has notified the boards of directors of RCS Capital Corporation (NYSE: RCAP) (“RCS Capital”), New York REIT, Inc. (NYSE: NYRT) (“NYRT”) and 11 non-traded REITs and direct investment programs sponsored by AR Capital of his decision to step down from his board positions at these companies, effective immediately. Mr. Schorsch has made this decision in order to focus his attention on strategic initiatives and potential liquidity events of closed programs sponsored by AR Capital, and new strategies for the future suite of AR Capital investment programs.

These actions should greatly minimize distractions and immediately eliminate any perceived or potential conflicts created as a result of Mr. Schorsch’s involvement on the boards of AR Capital-sponsored programs or on the board of RCS Capital whose subsidiary, Realty Capital Securities, is the wholesale broker dealer that distributes those programs.

“Because of the solid, highly skilled management teams which we have built, this is the right time to make these changes,” said Mr. Schorsch. “AR Capital is proud to be a shareholder of each of these companies. Over the past five years, we have assembled some of the top talent in the industry who have been instrumental in the continuing success of these programs, and I am completely confident in our management teams and our independent directors. These changes are part of the natural evolution of our businesses given our size and continuing growth.”

AR Capital is among the largest and most successful investment managers in the direct investment industry focused on the retail investor. AR Capital has constructed over $50 billion of investment programs and currently manages or has in offering over $40 billion across a diversified set of offerings. Seven programs, including those sponsored by AR Capital and others, all of which were distributed by Realty Capital Securities, have gone full cycle, generating more than $15 billion of gross proceeds from approximately $11 billion of equity investments.

Additionally, the following changes were announced:

The Board of Directors of NYRT has appointed Michael Happel to the role of Chief Executive Officer, effective immediately. Mr. Happel succeeds Mr. Schorsch, who has notified the Board of his decision to step down from his positions as Chairman of the Board and Chief Executive Officer of NYRT. William M. Kahane will become Executive Chairman.

Peter M. Budko will continue to devote his attention to leading and growing AR Capital’s sponsored credit programs, including Business Development Corporation of America I and II and ARC Realty Finance Trust, Inc., as well as other credit programs currently in registration.  Mr. Budko will become Chairman of Business Development Corporation I and II and Mr. Kahane will become Chairman of ARC Realty Finance Trust, Inc.

Mr. Kahane is resigning from his role as a director of RCS Capital to lead the further growth and development of AR Capital-sponsored real estate programs and listed companies.

The changes described above are effective immediately.

“The transitions announced today are a culmination of the hard work we have put into developing an enhanced corporate governance structure, setting the stage for continued growth in the new year,” said Mr. Kahane, Co-Founder of AR Capital. “We will continue to make these changes, which are part of an overall initiative developed and announced in 2014, and are aimed at strengthening leadership in each investment program, reducing perceived conflicts among programs, and further focusing our “Investor First” approach. I am pleased with the results of this work, and I am grateful to Nick for his dedication, strategic vision and his willingness to again put investors first by initiating and leading all of these corporate governance changes.”

“As the sponsor of these non-traded programs, AR Capital remains committed to ensuring that the highest standards of corporate governance and transparency are met,” commented Dr. Bob Froehlich, Independent Director, American Realty Capital Healthcare Trust II, Inc. “These changes are part of AR Capital’s ongoing efforts to enhance corporate governance practices across the sponsored programs by reducing complexity, increasing accountability and minimizing potential conflicts of interest. The opportunities that we have before us to drive growth across sponsored programs are a direct result of Nick’s commitment to our stakeholders.”

“Nick’s pioneering insight, business acumen and commitment to operating with integrity and honesty have provided a strong foundation to build upon,” said David Gong, Independent Director, American Realty Capital - Retail Centers of America, Inc. “His passion is contagious and his many successes for shareholders come from truly loving what he does every single day. The moves today are made possible because of the experienced and capable leadership at each of the companies demonstrated by the management teams and boards of directors. I am confident in the strength of the management teams at these entities and their ability to deliver value for all investors. I want to thank Nick for his extraordinary vision, tireless commitment, innovation and unparalleled leadership, all of which have made AR Capital the most successful investment manager in the direct investment industry focused on the retail investor.”

About AR Capital

Founded in 2006, AR Capital is a full-service investment management firm providing advisory services to retail and institutional investors. AR Capital is an active sponsor and manager of numerous alternative investment programs, including multiple REITs, open-end mutual funds, two business development companies and a closed–end fund.  Additional information can be found at www.americanrealtycap.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director of Investor Relations and Public Relations abackman@arlcap.com (917) 475-2135	Nicholas A. Radesca Chief Financial Officer AR Capital, LLC nradesca@arlcap.com (212) 415-6559